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                                                                    Exhibit 10.1


                   2004 BELDEN CDT INC. NON-EMPLOYEE DIRECTOR
                              DEFERRED COMPENSATION
                                      PLAN
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                 2004 BELDEN CDT INC. NON-EMPLOYEE DIRECTOR
                              DEFERRED COMPENSATION
                                      PLAN

Effective as of December 15, 2004, Belden CDT Inc. adopts this 2004 Belden CDT Inc. Non-Employee Director Deferred Compensation. The Plan affords non-employee directors the opportunity to defer receipt of all or a portion of their cash compensation or annual stock award.

                                    ARTICLE I
                                   DEFINITIONS

1.1   CERTAIN DEFINITIONS.


      (a) CHANGE OF CONTROL. The term "CHANGE OF CONTROL" shall be as defined pursuant to the American Jobs Creation Act of 2004 and the regulations, rules and guidance issued pursuant thereto by the Treasury or the Internal Revenue Service.

      (b) CODE. The term "CODE" shall mean the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

      (c) COMMITTEE. The term "COMMITTEE" shall mean the Compensation Committee of the Board of Directors of the Company.

      (d) COMPANY. The term "COMPANY" shall mean Belden CDT Inc., its successors, and the surviving corporation resulting from any merger of Belden CDT Inc. with any other corporation or corporations.

      (e) DESIGNATED DATE. The term "DESIGNATED DATE" shall mean (i) the date a participating director elects to receive deferred compensation as evidenced by a deferral election notice which the director furnishes to the Company at the time of making an initial deferral election or
            (ii) absent such designation, on the date of the director's separation of service from the Company.

      (f)   EFFECTIVE DATE. The term "EFFECTIVE DATE" shall mean December 15,
            2004.

      (g) PLAN. The term "PLAN" shall mean this 2004 Belden CDT Inc. Non-Employee Deferred Compensation Plan as set forth herein, as amended from time to time.

      (h) STOCK AWARD. The term "STOCK AWARD" shall mean the annual stock award made to non-employee directors pursuant to the Cable Design


                                      2004 Belden CDT Inc. Non-Employee Director
                                                      Deferred Compensation Plan
                                                               December 15, 2004
                                                                          Page 1

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            Technologies Corporation 2001 Long-Term Performance Incentive Plan
            or similar plan.

1.2 CONSTRUCTION. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

                                   ARTICLE II
                  ELECTION TO PARTICIPATE AND INTEREST CREDITS

2.1 ELECTION. Any non-employee director of the Company may defer any of his or her annual compensation or Stock Award pursuant to this Plan by making a written election to do so no later than December 31 of the year prior to the year of service for which the compensation or stock is earned or within 30 days of first becoming a director of the Company (the "Deadline"). All dividends payable with respect to a deferred Stock Award will also be deferred. The director must provide timely written notice of the election to the Company.

2.2 CREDITING OF INTEREST EQUIVALENT. On each anniversary of the original expected payment date of cash amounts deferred pursuant to Section 2.1 (which for purposes of this Section 2.2 shall include any dividend deferral), the Company shall credit as additional deferred compensation to each director who makes a timely deferral election, interest equal to the average of the Wachovia Bank average quarterly Prime Rates for the preceding calendar year on such deferred cash compensation (including any interest previously credited pursuant to this Section 2.2).

                                   ARTICLE III
                           PAYMENT OF DEFERRED AMOUNTS

3.1 PAYMENT GENERALLY. The deferred compensation credited to a director shall be paid in cash or shares of stock, as the case may be, to the director in one lump sum on the Designated Date. However, in the event of the director's death or a Change of Control pursuant to Section 7.2, to the extent permitted by the Code (and the regulations, rules and guidance issued pursuant thereto), payment of any deferred amount shall be accelerated and paid as soon as administratively practicable following the Committee's confirmation of such events.

3.2 NO FORFEITURE OF DEFERRED COMPENSATION. All deferred compensation credited to a director shall, in all cases, be nonforfeitable.

                                      2004 Belden CDT Inc. Non-Employee Director
                                                      Deferred Compensation Plan
                                                               December 15, 2004
                                                                          Page 2
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                                    ARTICLE IV
                                  BENEFICIARIES

      A director, by written instrument filed with the Company in such manner and form as the Company may prescribe, may designate one or more beneficiaries to receive payment of the director's deferred compensation in the event the director dies before his or her interest under the Plan is distributed in full. Any such beneficiary designation may be changed from time to time prior to the death of the director. In the absence of a beneficiary designation on file with the Company at the time of the director's death, the deferred compensation remaining to be paid to the director shall be paid as it becomes due under the Plan to the executors or administrator of the director's estate.

                                    ARTICLE V
                            ADMINISTRATIVE PROVISIONS

      5.1 POWERS AND RESPONSIBILITIES OF THE COMMITTEE. The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and constructions hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Committee may delegate any of its powers, authorities or responsibilities for the operation and administration of the Plan to a person other than itself and may employ such attorneys, agents or accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

      5.2 EXPENSES. The Company shall pay any expenses properly incurred incident to the administration, termination or protection of the Plan.

                                    ARTICLE VI
                            AMENDMENT AND TERMINATION

      The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no such action shall adversely affect the rights of any director with respect to deferred compensation to which he or she is entitled, unless an equivalent benefit is provided under another plan or program sponsored by the Company.


                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall in any manner be liable for or subject to, the debt, contracts, liabilities, engagements or torts of a participating director, nor shall it be subject to attachment or legal process for or against a participating director, except to the extent as may be required by law.

                                      2004 Belden CDT Inc. Non-Employee Director
                                                      Deferred Compensation Plan
                                                               December 15, 2004
                                                                          Page 3
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      7.2   PAYMENT ON CHANGE OF CONTROL. In the event of a Change of Control and to the extent the regulations, rules and guidance issued under the Code in connection with the definition of Change of Control permit, the Company will pay, as soon as practicable after the Committee determines a Change of Control has occurred, to all participating directors and their beneficiaries the aggregate benefits to which they would be entitled pursuant to the terms of the Plan as of the date of the Change of Control (whether or not they are then entitled to receive such benefits), and thereafter the Plan shall terminate.

      7.3 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

      7.4 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

      7.5 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware.